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                                                                    Exhibit 10.7

                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT ("Settlement Agreement") is entered into as of the 22nd day of May, 2002, by and between Robert J. Hisel., Jr., a Virginia resident, and Preferred Systems Solutions, Inc., a Virginia corporation, (sometimes hereinafter collectively referred to as "Hisel" or a "Party" or "Parties"), and The NetPlex Group, Inc., a New York corporation with offices at 1800 Robert Fulton Drive, Second Floor, Reston, Virginia and The PSS Group, Inc., a Virginia corporation, which is a subsidiary of The NetPlex Group Inc. (sometimes hereinafter collectively referred to as "NetPlex" or a "Party" or "Parties") with reference to the following:

     WHEREAS, Hisel and NetPlex entered into an Acquisition Agreement effective as of January 3, 1998; and

     WHEREAS, Hisel and NetPlex entered into an Amendment to Acquisition Agreement ("Amendment") dated as of December 31, 1998; and

     WHEREAS, the Amendment amended certain provisions of the Acquisition Agreement and contained various terms and provisions, including but not by way of limitation, that NetPlex pay the premiums on a life insurance policy for Hisel in exchange for Hisel's agreement to certain non-competition provisions; and

     WHEREAS, in Section 7 of the Amendment NetPlex is obligated to pay four annual $425,000.00 premiums toward the life insurance premiums in favor of Hisel and NetPlex paid the first two premiums; and

     WHEREAS, the last date for timely payment of the third premium was no later than March 9, 2001, and NetPlex did not pay it; and

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     WHEREAS, NetPlex did not pay the third payment and Hisel thereafter demanded binding arbitration ("Arbitration") pursuant to Section 3.2 of the Amendment; and

     WHEREAS, NetPlex denied the majority of the material allegations of Hisel and asserted a Counterclaim alleging a variety of allegations in multiple counts in the Arbitration; and

     WHEREAS, after the Arbitration, the arbitrator rendered his award ("Award") dated January 30, 2002, which resulted in a net sum in favor of Hisel against NetPlex in the amount of $298,249.00 plus interest in the amount of $38,250.00 to be paid within thirty (30) days of the Award date; and

     WHEREAS, to date no portion of the Award has been paid by NetPlex; and

     WHEREAS, the last date for timely completion of the fourth premium payment in the amount of $425,000.00 was no later than March 9, 2002, and NetPlex did not pay it and continues to refuse to pay it; and

     WHEREAS, Hisel filed suit to enforce, among other things, the Award and the payment of the fourth premium payment in the Circuit Court of Fairfax County, At Law No. 202511 ("State Court Proceeding"), which is pending; and

     WHEREAS, NetPlex although served has not yet answered the State Court Proceeding, but disputes Hisel's allegations and represents it would assert, among other things, that the Arbitration resolved all matters between the parties including but not limited to the fourth insurance payment under, among other things, the doctrine of anticipatory breach; and

     WHEREAS, certain disputes have arisen between Hisel and NetPlex; and

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     WHEREAS, Hisel and NetPlex desire to enter into this Settlement Agreement in order to resolve any and all differences between them concerning the foregoing and to provide a mutual release of claims relating thereto.

     NOW, THEREFORE, in consideration of the foregoing, the respective covenants and agreements herein contained, and in consideration of other good and valuable consideration, each to the other, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree, covenant and consent as follows:

1.   Release of Claims.

     (a) Except with respect to the matters, rights and obligations specified in this Settlement Agreement, upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, the Parties, for themselves and on behalf of their administrators, heirs, executors, and assigns, hereby release and forever discharge each other and each of their respective past, present and future officers, directors, shareholders, administrators, affiliated companies, agents, servants, employees, executors, heirs and assigns (collectively, the "Released Parties"), from all past, present and future claims, demands, obligations, and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether for compensatory or punitive damages, equitable relief or otherwise, and whether known or unknown, suspected or unsuspected, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof (collectively, the "Released Matters").

     (b) Except with respect to obligations created by or arising out of this Settlement Agreement upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, the Released Parties covenant and agree never to commence, aid in any way, prosecute or cause to be commenced or prosecuted any action or other proceeding against one another,

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based upon any claims, demands, causes of action, obligations, damages or liabilities which are the subject of this Settlement Agreement.

2.   Conditions.

     (a) On or before the earlier of the date of (i) sale of any substantial tangible or intangible assets of NetPlex and/or The PSS Group, Inc. or (ii) June 30, 2002, NetPlex shall deliver and transfer cash or certified funds in the amount of $90,000.00 payable to "BIRCH, STEWART, KOLASCH & BIRCH, LLP trust account". The parties agree that this amount payable under this section of this Agreement is in settlement of Hisel's right of action relative to the Award of $298,249.00 plus the $38,250.00 interest thereon and any additional interest accrued thereon. It is further understood that this payment will be held in escrow pending a resolution of the dispute and lien, if any, for fees asserted by Reed Smith LLP pursuant to Code of Virginia, Section 54.1-3932 and that Birch, Stewart, Kolasch & Birch, LLP shall not have the right to release such funds from escrow unless and until such dispute and lien is resolved or unless Netplex otherwise consents in writing.

     (b) On or before the earlier of the date of (i) sale of any substantial tangible or intangible assets of NetPlex and/or the PSS Group, Inc. or (ii) June 30, 2002, NetPlex shall deliver and transfer cash or certified funds in the amount of $125,000.00 payable to "The Robert J. Hisel, Jr. Irrevocable Trust". The parties agree that this amount payable under this section of this Agreement is in partial consideration and settlement of Hisel's right(s) of action relative to the fourth insurance payment due ("Fourth Payment"), as elsewhere referenced herein.

     (c) In further consideration and settlement of the Fourth Payment, upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, NetPlex including but not limited to any of its subsidiaries or affiliates hereby terminates all obligations of Preferred Systems Solutions, Inc. and/or any of its affiliates under any agreements between Preferred Systems Solutions, Inc. and The NetPlex Group, Inc. and/or The PSS Group, Inc.,

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including but not limited to, the collateral assignment agreement, the split dollar life insurance policy restrictions, and any other related agreements, any non-competition provisions, any no-hire provisions, and any staffing restrictions or agreements.

     (d) In further consideration and settlement of the Fourth Payment, upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, NetPlex and The PSS Group, Inc. agree that any and all of the rights of NetPlex and/or The PSS Group, Inc. including without limitation the goodwill each or both may have in the names "The PSS Group", "PSS", and "PSS Group" or any combination or derivation thereof and the goodwill of The PSS Group, Inc. shall be and become the sole property of Preferred System Solutions, Inc. and effective upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, NetPlex and The PSS Group, Inc. hereby agree to transfer to Preferred Systems Solutions, Inc. or its designee any and all rights including but not limited to goodwill either or both may have or claim to have in The PSS Group, Inc. and/or the names "The PSS Group", "PSS", and "PSS Group."

     (e) In further consideration and settlement of the Fourth Payment, Preferred Systems Solutions, Inc. assumes all responsibility and obligations for the future performance of any and all staffing contracts that NetPlex, The PSS Group, Inc. and/or any of each of their affiliates or subsidiaries thereof may have in the Tampa, Florida area and any personnel associated with such contract or contracts shall become employee(s) of Preferred Systems Solutions, Inc. All existing obligations with respect to such employee(s) including but not limited to benefits, salary, commissions, and reimbursement of expenses shall be and remain with NetPlex , The PSS Group, Inc. and/or any of each of their affiliates or subsidiaries thereof and Preferred Systems Solutions, Inc. shall not be obligated at any time for obligations arising prior to the date of dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, and shall become liable only for future obligations if and when NetPlex and The PSS Group, Inc. provide to Hisel within five (5) calendar days after the effective date of this Agreement a list of pertinent information for all staffing contracts and personnel for the Tampa, Florida area which is current, complete and accurate, in all material respects. Netplex

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and the PSS Group, Inc. also agree to and effective upon dismissal with prejudice of the State Court Proceeding as elsewhere specified herein, hereby assign all such staffing contracts for the Tampa, Florida area to Preferred Systems Solutions, Inc.

     (f) Upon receipt and clearance of the payments referred to on (a) and (b) hereinabove , Hisel will immediately authorize and instruct its attorney to execute an Order dismissing with prejudice the State Court Proceeding.

     THIS SETTLEMENT AGREEMENT IS SECURED BY THE ASSETS OF NETPLEX AND/OR THE PSS GROUP, INC. AND/OR BY THE PLEDGE OF THE PROCEEDS OF ANY SALE OF NETPLEX ASSETS OR FINANCING AND/OR ANY ASSETS THAT NETPLEX MAY ACQUIRE IN THE FUTURE AND PREFERRED SYSTEMS SOLUTIONS, INC. IS HEREBY GRANTED A SECURITY INTEREST IN ALL OF THE ASSETS WHICH NETPLEX NOW OWNS OR LATER ACQUIRES AND/OR ANY PROCEEDS FROM THE SALE OF SAID ASSETS. UPON DEFAULT IN PAYMENT, HISEL MAY PROCEED AGAINST SUCH ASSETS. IN ADDITION, NETPLEX HAS REPRESENTED THAT IT IS ENTERING INTO AN ASSET SALE TRANSACTION AND AGREES TO DIRECT THE CLOSING AGENT OR ATTORNEYS TO PAY THE AMOUNTS DUE HISEL HEREUNDER AT THE CLOSING OF ANY SUCH SALE TRANSACTION AND NETPLEX AUTHORIZES HISEL TO PRESENT THIS SETTLEMENT AGREEMENT TO ANY SUCH CLOSING AGENT OR ATTORNEY OR REPRESENTATIVE OF THE BUYER OF SAID ASSETS AND NETPLEX HEREBY DIRECTS SUCH CLOSING AGENT, ATTORNEY OR REPRESENTATIVE TO PAY TO HISEL ALL AMOUNTS DUE IN ACCORDANCE WITH SECTION 2(a) AND SECTION 2(b).

     (g) In the event NetPlex fails to make timely payment of the amounts due under this Agreement and the payment remains unpaid for a period of Ten (10) days or NetPlex fails to fulfill their other obligations under this Settlement Agreement then NetPlex and The PSS Group, Inc. hereby appoint and designate Quentin R. Corrie or any attorney licensed to practice

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in Virginia, as each of their attorney-in-fact to confess judgment in the
Circuit Court of Fairfax County for the unpaid balance due and owing under this Settlement Agreement and Hisel shall be entitled to (i) keep any payments made, and (ii) take a confessed judgment as to NetPlex and The PSS Group, Inc., jointly and severally, for the remaining payment(s) due under this Settlement Agreement under subparagraphs (a) and (b) and in addition the confessed judgment shall include attorney's fees in the amount of 20% of the remaining payment(s) due, plus pre-judgment interest from the date said payment was due at the annual rate of eight percent, and interest on the judgment at the legal rate from the date of entry of the confessed judgment. NetPlex and The PSS Group, Inc. hereby agree that each of their Attorney-in-Fact under section (h) hereunder shall confess judgment for the amount he is directed to confess by Hisel or its attorney. The said attorney in fact is hereby authorized and empowered for and in the principal's name place and stead, to do the following:

          1. To present to the Clerk's office of the appropriate Court in this Commonwealth, whether a suit, motion, or action be pending therefore, or not, a signed and acknowledged "Confession of Judgment" for the outstanding balance of due under this Agreement, resulting from a failure to pay in accordance with this Agreement.

          2. To direct the Clerk in whose office it is confessed to forthwith enter said judgment on the Clerk's record, in the proper Order book of his Court, and the lien of such judgment or Decree shall run from the time such judgment is recorded in the Clerk's record.

          3. The principal hereby ratifies and confirms all the said attorney-in-fact shall do, or cause to be done, by virtue hereof and all documents of any kind executed and/or delivered by said distributees, legal representatives, successors and assigns.

          4. This power of attorney shall be governed by the laws of Virginia in all respects, including its validity, construction, interpretations and termination. Should

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     any provision hereto be held invalid, such invalidity shall not affect the other provisions which shall remain in full force and effect.

          5. This power of attorney shall not be affected by any disability, incompetence, or incapacity which principal may suffer at any future time or times, whether or not the same shall be adjudicated by any court, it being the principal's intent that the authorizations and powers granted herein shall remain exercisable notwithstanding any such subsequent occurrence.

     There shall be no offsets of the obligation set forth above, except for payments made pursuant to the terms of this Agreement.

                                IMPORTANT NOTICE:

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

     (h) TO THE CLERK OF THE CIRCUIT COURT OF FAIRFAX COUNTY, VIRGINIA OR ANY COURT OF COMPETENT JURISDICTION:

     Be it known to you that The NetPlex Group, Inc. and The PSS Group, Inc., severally and jointly, constitute and appoint Quentin R. Corrie or any attorney licensed to practice in Virginia, as each of their true and lawful Attorney in Fact, with full power and authority hereby given to appear before you in said office and to confess judgment before you against The NetPlex Group, Inc. and The PSS Group, Inc., jointly and severally, in favor of Hisel, or its successors or assigns, for the unpaid balance under this Settlement Agreement, together with the costs of confession, and entering up said judgment for any unpaid principal, interest and

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reasonable attorney's fees, for which The NetPlex Group, Inc. and The PSS Group,
Inc., authorizes said Attorney in Fact to confess judgment against it.

3.   Representation and Warranties.

     Each of the Parties hereto represents and warrants with respect to the other party as follows:

     (a) Due Authority. The Party has all requisite power and authority to execute, deliver and perform its obligations under this Settlement Agreement, and no other proceedings are necessary for the execution and delivery of this Settlement Agreement or the performance of its obligations contemplated hereby.

     (b) Consents. No authorization, consent, approval, waiver, license, qualification or exemption from, nor any filing, declaration, qualification or registration with any court, government agency or regulatory authority is required in connection with the execution, delivery or performance of this Settlement Agreement.

     (c) Professional Advice. Each Party has had the opportunity to obtain, and in its sole judgment if necessary, has obtained competent independent professional business, legal and financial advice in connection with the negotiation, execution, delivery, and performance of this Settlement Agreement.

     (d) Conflicting Agreements. Neither the execution and delivery of this Settlement Agreement, nor the performance of the Party's obligations hereunder, will violate or conflict with any term or condition of any other agreement or obligation.

     (e) Due Execution. This Settlement Agreement constitutes the legal, valid and binding obligation of each Party hereto, fully enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally.

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     (f) Assignment. Each Party has not assigned or transferred, or purported to assign or transfer, to any person or entity, all or part of or any interest in any claim of any nature, whatsoever which is or which purports to be released or discharged hereunder and has not filed or asserted in any arbitration, state or federal court, administrative agency, or other tribunal any claim released by such Party pursuant to this Settlement Agreement.

     (g) No Oral Representations. In executing and delivering this Settlement Agreement, the Parties are not relying, and have not relied upon, any representation, promise or statement made by anyone which is not recited, contained or embodied in this Settlement Agreement. The Parties hereto expressly understand, agree and assume the risk that any fact not recited, contained or embodied in this Settlement Agreement hereafter may turn out to be other than, different from or contrary to the facts now known to such party or believed by such party to be true, and each further agrees that this Settlement Agreement shall be effective in all respects notwithstanding, and shall not be subject to termination, modification or rescission by reason of any such difference in facts, regardless of any allegation of misrepresentation, fraud, mistake of law of fact, or any other circumstance whatsoever.

4.   Indemnification.

     (a) The Parties agree to indemnify and hold each other harmless from and against any and all claims, including court costs and attorneys' fees, from or in connection with any action or other proceeding brought, assisted, or prosecuted contrary to the provisions of this Settlement Agreement. In addition Hisel agrees to indemnify and hold Netplex harmless from and against any claims, including court costs and attorneys' fees, for attorneys fees by Reed, Smith. It is further agreed that this covenant of indemnity shall be deemed breached and a cause of action accrued thereon immediately upon the commencement of any action contrary to this Settlement Agreement and may be pleaded (a) as the basis for an injunction against the breaching party, judicially admitting thereby for all purposes that damages for such breach are inadequate and that a multiplicity of actions would otherwise be required to remedy such breach; and (b) as a defense and as a counterclaim or cross-claim in such action.

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5.   Miscellaneous.

     (a) Modification. This Settlement Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or proposed agreements, understandings or negotiations, whether oral or written. Each Party acknowledges that no other Party or person, agent or representative whomsoever has made any promise, representation or warranty whatever, express or implied, not contained herein, concerning the subject matter hereof which has induced the Party to execute this Settlement Agreement. Each Party further acknowledges that he is not executing this Settlement Agreement in reliance on any promise, representation or warranty not expressly set forth herein.

     (b) Assignment. This Settlement Agreement may not be assigned, in whole or in part. Except otherwise provided, this Settlement Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, and permitted assigns.

     (c) Integration, Construction. This Settlement Agreement contains the entire agreement and understanding of the Parties concerning the subject matter hereof and supersedes all prior or proposed agreements, understandings or negotiations, whether oral or written. Each Party acknowledges that no other Party or person, agent or representative whomsoever has made any promises, representation or warranty whatever, express or implied, not contained herein, concerning the subject matter hereof which has induced the Party to execute this Settlement Agreement. Each Party further acknowledges that he is not executing this Settlement Agreement in reliance of any promise, representation or warranty not expressly set forth herein. The Parties jointly participated in the drafting of this Settlement Agreement, which shall not be construed in favor of one over the other due to its drafting.

     (d) Section Headings. The headings of the several sections in this Settlement Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

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     (e) Notice. All notices and other communications required or permitted under this Settlement Agreement shall be in writing and shall be served personally on, or mailed by certified or registered United States mail to, the Party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid an duly addressed to whom such notice or communication is to be given, as follows:

     If to Mr. Robert J. Hisel, Jr.:        If to NetPlex:

     Preferred Systems Solutions, Inc.      The NetPlex Group, Inc.
     1600 Spring Hill Road, Suite 210       c/o  Mr. Gene Zaino
     Vienna, Virginia 22182                 1800 Robert Fulton Drive
                                            Suite 250
                                            Reston, Virginia 20191

     With a copy to:

     Quentin R. Corrie, Esquire
     BIRCH, STEWART, KOLASCH & BIRCH, LLP
     8110 Gatehouse Road, Suite 500 East
     Falls Church, Virginia 22040-0747

Any such party may change said Party's address for purposes of this Section by giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such changed.

     (f) Severability. All sections, clauses hereof and covenants contained in this Settlement Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Settlement Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

     (g) Applicable Law, Consent to Jurisdiction. This Settlement Agreement is made with reference to and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts of law provisions of that or any

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other state. Each party hereto by signing below, consents to the jurisdiction of the federal and state courts of Virginia and venue in any such courts located within the federal Eastern District of Virginia.

     (h) Compromise Agreement. This Settlement Agreement is a compromise and settlement of claims and is not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any party hereto or any other person or entity.

     (i) Remedies. It is understood and agreed that damages shall be an inadequate remedy in the event of breach by any Party of this Settlement Agreement and that any breach will cause such Party and/or its assignees great and irreparable injury and damage. Accordingly, the Parties agree that each Party and/or its assignees shall be entitled, without waiving any additional rights or remedies otherwise available to the Party and/or its assignees at law or in equity or by state, to injunctive and other equitable relief in the event of a breach or intended breach by any Party. It is further understood and agreed that the liability in a breach of this Settlement Agreement shall include not only the monetary amount of any judgment which may be awarded in an action or proceeding commenced in breach of this Settlement Agreement, but also all other damages, costs and expenses sustained by the Party claiming a breach on account of such action including the amounts billed for attorneys' fees and all other costs and expenses paid, whether taxable or otherwise, in preparing the defense of and defending such actin or proceeding, and establishing and maintaining the application or validity of this Settlement Agreement or any provision thereof, and in prosecuting any counterclaim, cross-claim or injunction provided for herein.

     (j) Waiver. The failure of either party hereto at any time to enforce performance by the other Party of any provision of this Settlement Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

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     (k) Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     (l) Further Assurances. Each Party shall take and do all acts and things and shall execute all documents and instruments as reasonably necessary to give effect to this Settlement Agreement.

     (m) Survival of Obligations. The obligations of the Parties with respect to this Settlement Agreement shall survive ts termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be duly executed as of the date first set for the above.

Robert J. Hisel, Jr.                        The NetPlex Group, Inc.


---------------------------------           By:
                                                 -------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


Preferred Systems Solutions, Inc.           The PSS Group, Inc.


By:                                         By:
    -----------------------------                -------------------------------
Name:                                       Name:
      ---------------------------                 ------------------------------
Title:                                      Title:
      ---------------------------                 ------------------------------

The undersigned, Birch, Stewart, Kolasch & Birch are executing this Agreement solely to evidence its agreement to serve as escrow agent and to hold the escrowed amounts in accordance with Section 2(a).

BIRCH, STEWART, KOLASCH & BIRCH


By:
    -----------------------------
Name:
      ---------------------------
Title:
      ---------------------------

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